Exhibit 4.2

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this "Agreement") is entered into effective as of February 23, 2017 (the "First Amendment Effective Date") by and among TELOS CORPORATION, a Maryland corporation (the "Borrower"), the Guarantors party hereto, the Lenders party hereto and ENLIGHTENMENT CAPITAL SOLUTIONS FUND II, L.P., a Delaware limited partnership, as Agent (in such capacity, the "Agent").  All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Credit Agreement referred to below.

RECITALS

A.          A Credit Agreement dated as of January 25, 2017 (as amended or modified from time to time, the "Credit Agreement") has been entered into by and among the Borrower, the Guarantors from time to time party thereto, the Lenders from time to time party thereto and the Agent.

B.          The Borrower has requested that the Lenders grant additional time to complete the post-closing requirements pursuant to the Credit Agreement and the Required Lenders have agreed to the requested amendments as provided herein on the terms and conditions set forth below.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.          Subsection 5.22(a) of the Credit Agreement is amended in its entirety to read as follows:
(a)          General.  The proceeds of the Loans shall be used solely for Permitted Uses.  On the Closing Date, the proceeds of the Loans shall be applied to Permitted Uses consisting of paying costs, fees and expenses related to the Transactions.  On or before April 28, 2017 (unless the Agent has agreed in writing otherwise), the proceeds of the Loans shall be applied to Permitted Uses consisting of (i) the payment in full of all outstanding Porter Subordinated Debt and (ii) the purchase (and concurrent cancellation) or redemption of the portion of the Senior Preferred Stock not held by John R. C. Porter or his Affiliates in an aggregate amount of approximately $360,000.  The remaining proceeds of the Loans may be applied at any time to the Permitted Uses consisting of growth capital and other general corporate purposes of the Borrower and its Subsidiaries.

2.          Condition Precedent to Effectiveness.  The amendment to the Credit Agreement set forth herein shall be deemed effective on the First Amendment Effective Date once:

(a)          The Agent has received duly executed counterparts of this Agreement from the Loan Parties, the Required Lenders and the Agent.

(b)          The Borrower shall have paid all reasonable out-of-pocket costs and expenses of the Agent or the Lenders (including without limitation the reasonable fees, costs and expenses of Moore & Van Allen PLLC, as counsel to the Agent) in connection with this Agreement or otherwise due and payable pursuant to the Loan Documents.

3.          Representations and Warranties.  Each Loan Party hereby represents and warrants to the Agent and the Lenders that, upon giving effect to this Agreement, (a) no Default or Event of Default exists and (b) all of the representations and warranties set forth in the Loan Documents are true and correct in all material respects as of the date hereof (except for those that expressly state that they are made as of an earlier date, in which case they shall be true and correct in all material respects as of such earlier date).

4.          Ratification of Credit Agreement and other Loan Documents.  Except as expressly modified and amended in this Agreement, all of the terms, provisions and conditions of the Loan Documents shall remain unchanged and in full force and effect.  The term "this Agreement" or "Credit Agreement" and all similar references as used in each of the Loan Documents shall hereafter mean the Credit Agreement as amended by this Agreement.  Except as herein specifically agreed, the Credit Agreement and each other Loan Document is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

5.          Affirmation of Liens and Guarantees.  (i) Each Loan Party affirms the liens and security interests created and granted by it in the Loan Documents and agrees that this Agreement shall in no manner adversely affect or impair such liens and security interests and (ii) each Guarantor affirms its Guarantee under Article XI of the Credit Agreement.

6.          Authority/Enforceability.  Each Loan Party hereby represents and warrants as follows:

(a)	It has taken all necessary action to authorize the execution, delivery and performance of this Agreement.

(b)
This Agreement has been duly executed and delivered by each Loan Party and constitutes such Loan Party's legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(c)
No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by each Loan Party of this Agreement other than those obtained on or before the date hereof and those which, if not obtained, delivered or filed (as the case may be) could not reasonably be expected to have a Material Adverse Effect.  The execution, delivery and performance by each Loan Party of this Agreement does not and will not conflict with, result in a breach of or constitute a default under the articles of incorporation, bylaws or other organizational documents of each Loan Party or any indenture or other material agreement or instrument to which such Person is a party or by which any of its properties may be bound or the approval of any Governmental Authority relating to the Borrower except as could not reasonably be expected to have a Material Adverse Effect.

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7.          Expenses.  The Borrower agrees to pay all reasonable costs and expenses in connection with the preparation, execution and delivery of this Agreement, including without limitation the reasonable fees and expenses of Moore & Van Allen PLLC, special counsel to the Agent.

8.          Counterparts/Telecopy/E-mail.  This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.  Delivery of executed counterparts by telecopy or electronic mail shall be effective as an original.

9.          GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

10.          Entirety. This Agreement and the other Loan Documents embody the entire agreement between the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof.  These Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.  There are no oral agreements between the parties.

11.          Release.  In consideration of the willingness of the Agent and the Lenders to enter into this Agreement, each Loan Party hereby releases and forever discharges each of the Agent and the Lenders (including its predecessors, successors and assigns) and its affiliates, and each of their respective officers, employees, representatives, agents, counsel and directors (each, a "Lender Party"), from any and all actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected, to the extent related to the Loan Documents or the loan transactions described therein (collectively, the "Released Claims"), which Released Claims relate to any act or omission by any Lender Party that occurred on or prior to the date hereof, except to the extent any such Released Claim results from any Lender Party's willful misconduct as finally determined by a court of competent jurisdiction.

[Signature pages to follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement, to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

Borrower:	TELOS CORPORATION
a Maryland corporation
	By:	/s/ John B. Wood
	Name:	John B. Wood
	Title:	President & CEO

GUARANTORS:	UBIQUITY.COM, INC., a Delaware corporation
	By:	/s/ John B. Wood
	Name:	John B. Wood
	Title:	President & CEO

XACTA CORPORATION, a Delaware corporation
	By:	/s/ John B. Wood
	Name:	John B. Wood
	Title:	President & CEO

TELOWORKS, INC., a Delaware corporation
	By:	/s/ David Easley
	Name:	David Easley
	Title:	President

Agent and Lender:	ENLIGHTENMENT CAPITAL SOLUTIONS FUND II, L.P., as Agent and as Lender
	By:	/s/ Devin Talbott
	Name:	Devin Talbott
	Title:	Managing Partner

Lenders:	ENLIGHTENMENT CAPITAL SOLUTIONS FUND SPV I, L.P., in its capacity as a Lender
	By:	/s/ Devin Talbott
	Name:	Devin Talbott
	Title:	Managing Partner

ENLIGHTENMENT CAPITAL SOLUTIONS FUND -NQ, L.P., in its capacity as a Lender
	By:	/s/ Devin Talbott
	Name:	Devin Talbott
	Title:	Managing Partner

ENLIGHTENMENT CAPITAL SOLUTIONS FUND I, L.P., in its capacity as a Lender
	By:	/s/ Devin Talbott
	Name:	Devin Talbott
	Title:	Managing Partner